Exhibit 10.5

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment (this “Amendment”) is effective as of November 18, 2019 (the “Amendment Effective Date”), by and between Freedom Leaf Inc., a Nevada corporation (the “Company”), and the undersigned employee (the “Employee”), to that certain Employment Agreement, dated as of May 31, 2019 (the “Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Agreement.

RECITALS

WHEREAS, pursuant to Section 5.3 of the Agreement, the Agreement may be amended with the written consent of the Company and the Employee, and the Company and the Employee desire to amend the Agreement as provided for in this Amendment.

NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

1.              Amendment to Section 2.1. Section 2.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

“2.1          Base Salary. As compensation for Employee’s services hereunder and in consideration of Employee’s other agreements hereunder, during the term of employment, the Company shall pay Employee a base salary equal to $200,000 per annum (“Base Salary”), subject to withholding and customary payroll deductions. The Base Salary shall be payable in accordance with the customary payroll practices of the Company.”

2.              Amendment to Section 2.2(a). Section 2.2(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(a)        Cash Incentives. Employee will be entitled to receive: (i) on the Amendment Effective Date, a cash bonus equal to $100,000; (ii) on June 1, 2020, a cash bonus equal to $2,379,019, (iii) on the date that is twelve (12) months after the Effective Date, a cash bonus equal to 15% of the Net Operating Income (as defined below) received by the Company (and/or its affiliates) from the Effective Date until the one-year anniversary of the Effective Date pursuant to that certain Master Manufacturing Agreement, dated as of November 13, 2017, by and between ECS Labs LLC and CBD LIFE SA DE CV (as amended, restated, modified or supplemented from time to time, the “Master Agreement”); and (iv) any other cash bonus awards approved by the Board of Directors of the Company (the “Board”); provided, however, upon any termination of this Agreement prior to the Expiration Date (as defined below), Employee shall remit to the Company a cash amount equal to the Excess Amount upon demand by the Company, and if the Excess Amount is not so repaid within ninety (90) days of such demand, the Company shall have the right to take any and all action to effectuate such remittance.”

3.              Continued Validity. Except as otherwise expressly stated in this Amendment, all of the terms and provisions of the Agreement shall remain in full force and effect, without amendment or modification.

4.              Entire Agreement. This Amendment, together with the Agreement, represents the entire agreement of the parties to the Agreement and shall supersede any and all previous contracts, arrangements or understandings between the parties with respect to the subject matter herein.

5.              Governing Law. This Amendment shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Amendment shall be governed by, the internal laws of the State of Texas, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Texas or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Texas.

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6.              Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Amendment shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

7.              Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

8.              Reliance on Counsel and Advisors. The Employee acknowledges that he has had the opportunity to review this Amendment and the transactions contemplated by this Amendment with his or her own legal counsel, tax advisors and other advisors. The Employee is relying solely on his or her own counsel and advisors and not on any statements or representations of the Company or its agents for legal or other advice with respect to this investment or the transactions contemplated by this Amendment.

[The next page is the signature page]

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

FREEDOM LEAF INC.

By:	/s/ Carlos Frias

Name:	Carlos Frias

Title:	CEO

Agreed and Accepted:

EMPLOYEE

/s/ Carlos Frias

Carlos Frias

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